Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of FVCBankcorp, Inc. on Form S-4 (No. 333-227360) of our report dated March 28, 2018 on the consolidated financial statements of Colombo Bank and its subsidiary and to the reference to our firm under the heading “Experts.”

/s/ ROWLES & COMPANY, LLP

Baltimore, Maryland

September 21, 2018